Exhibit 10.48.5

CONFIDENTIAL TREATMENT REQUESTED

The confidential portions of this exhibit have been filed separately with the Securities and Exchange Commission pursuant to a confidential treatment request in accordance with Rule 24b-2 of the Securities and Exchange Act of 1934 as amended. REDACTED PORTIONS OF THIS EXHIBIT ARE MARKED BY AN ***.

FOURTH AMENDMENT TO THE LICENSE AGREEMENT BETWEEN

VERNALIS DEVELOPMENT LIMITED

AND

ENDO PHARMACEUTICALS INC.

DATED JULY 14, 2004

This Fourth Amendment to the License Agreement by and between Vernalis Development Limited (“Vernalis”) and Endo Pharmaceuticals Inc. (“Endo”) (the “Fourth Amendment”) is, except as otherwise set forth herein, effective as of February 19, 2008.

WHEREAS, Vernalis and Endo entered into a License Agreement dated July 14, 2004, as amended by a letter agreement dated January 31, 2005, by a Second Amendment dated as of December 12, 2005 and by a Third Amendment dated as of July 23, 2007 (the “License”) whereby Vernalis licensed to Endo certain rights to the Product (as defined in the License); and

WHEREAS, Vernalis and Endo wish to further amend the License to address recent regulatory developments in relation to the MAM Product and the termination of the Loan Agreement and Security Agreement.

NOW THEREFORE, for good and valuable consideration the receipt of which is hereby acknowledged, the parties hereto agree as follows:

1.	Unless set forth herein, the capitalized terms contained in this Fourth Amendment shall have the meanings set forth in the License.

2.	The text of each of Clauses 1.1.21, 1.1.40, 1.1.57, 1.1.67, 1.1.89, 1.1.109, 3.1(iii), 6.1.1, 6.1.4, 6.2.1, 6.2.5 and 9 shall be deleted in its entirety.

3.	Clause 3.2.3 shall be deleted in its entirety and replaced with the following:

“Endo shall not be restricted from appointing distributors, contract sales organizations, advertisers, public relations agencies or advisors to assist Endo with Commercialising the Product in the Territory.”

4.	Clause 7.2 shall be modified by deleting the first sentence thereof and replacing it with the following:

“The SC shall hold meetings in person as frequently as the Members may agree shall be necessary during the period of this Agreement, or more frequently upon the reasonable request of either Party, but in any event no less frequently than monthly during the first six months following the Closing Date an no less frequently than once every other Quarter thereafter.”

5.	Effective as of January 1, 2008, the fourth paragraph of Clause 11.9.2 of the License shall be deleted in its entirety and replaced with the following:

“A equals *** per cent (***%) of that portion of aggregate Net Sales of Product in the US Territory, which, during the Year in question, is greater than or equal to eighty-five million USD (USD 85,000,000) and less than or equal to *** USD (USD ***);”

6.	Effective as of January 1, 2008, the fourth paragraph of Clause 11.9.3 of the Licence shall be deleted in its entirety and replaced with the following:

“A equals *** per cent (***%) of that portion of aggregate Net Sales of Product in the US Territory, which during the Year in question, is greater than or equal to eighty-five million USD (USD 85,000,000) and less than or equal to *** USD (USD ***)”

7.	Clause 11.15 of the License shall be deleted in its entirety and replaced with the following:

“11.15	Endo shall make all payments to Vernalis under this Agreement in USD from the USA. All payments under this Agreement shall be made free and clear of and without set off, deduction or deferment in respect of any taxes, disputes or claims whatsoever unless required by law or practice of any Competent Authority, provided always that both Parties shall have a right of set off as set forth in Clause 15.11. Endo and Vernalis shall co-operate to minimize any deduction or withholding in relation to any payments pursuant to this Agreement and, without limitation, Vernalis shall provide Endo with a W-8BEN (or successor form) duly executed by Vernalis.”

8.	The first sentence of Clause 25.1 shall be deleted in its entirety and replaced by the following:

“This Agreement, together with the Safety Agreement, constitutes the entire agreement and understanding between the Parties and supersedes all prior oral or written understandings, arrangements, representations or agreements between them relating to the subject matter of this Agreement.”

9.	All other terms and conditions of the License remain in full force and effect as originally written therein and as previously amended.

[SIGNATURE PAGE FOLLOWS]

IN WITNESS WHEREOF, the parties have duly executed this Fourth Amendment as of the first date written above.

ENDO PHARMACEUTICALS INC.

By:	/s/ Charles A. Rowland

Name:	Charles A. Rowland

Title:	EVP, CFO & Treasurer

VERNALIS DEVELOPMENT LTD.

By:	/s/ A. J. Weir

Name:	Anthony John Weir

Title:	Director